UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 11, 2017

BEL FUSE INC.
(Exact Name of Registrant as Specified in its Charter)

NEW JERSEY	0-11676	22-1463699
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

206 Van Vorst Street, Jersey City, New Jersey	07302
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (201) 432-0463

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement.
Effective on December 11, 2017, Bel Fuse Inc., a New Jersey corporation ("Bel" or the "Company"), entered into a Third Amendment Agreement (the "Amendment") among the Company, the Lenders defined in the Credit Agreement (defined below) and KeyBank National Association, as administrative agent for the Lenders (the "Agent", and collectively with the Company and the Lenders, the "Loan Parties").  The Amendment modifies and restates the Loan Parties' Credit and Security Agreement dated as of June 19, 2014, as amended and restated as of June 30, 2014, and as amended by Second Amendment Agreement, dated March 21, 2016 (as amended and restated, the "Credit Agreement").

The Amendment serves in pertinent part to (i) increase the revolving credit facility to $75,000,000, (ii) extend the maturity date of the revolving credit facility to December 10, 2022 and (iii) increase the principal amount of Term Loan A to $125,000,000, a portion of which increase has been used to satisfy in full the Company's existing Delayed Draw Term Loan.  In addition, the Amendment modifies the interest rate and changes certain financial covenants of the Company applicable to the loans.

A copy of the Amendment and the amended and restated Credit Agreement attached thereto is filed as an Exhibit to this Form 8-K, and is incorporated herein.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1– Third Amendment Agreement, dated December 11, 2017, with amended and restated  Credit Agreement attached.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 15, 2017	BEL FUSE INC.
(Registrant)

By:	/s/ Daniel Bernstein
Daniel Bernstein
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit 10.1	Third Amendment Agreement, dated December 11, 2017, with amended and restated Credit Agreement attached.